Exhibit 99.1

BOWNE & CO., INC. EMPLOYEES’ STOCK PURCHASE PLAN

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Bowne & Co., Inc. Employees’ Stock Purchase Plan for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert M. Johnson, as Chairman of the Board and Chief Executive Officer, of Bowne & Co., Inc., and Cody Colquitt as Senior Vice President and Chief Financial Officer, Bowne & Co., Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Bowne & Co., Inc. Employees’ Stock Purchase Plan.

/s/ ROBERT M. JOHNSON

Name: Robert M. Johnson
Title: Bowne & Co., Inc.
Chairman of the Board
Chief Executive Officer

June 27, 2003